UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2008

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26057	82-0507874
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15 Schoen Place, Pittsford, New York 14534
(Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andrew M. Smith, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 23, 2008, Biophan Technologies, Inc. issued a press release announcing that its board of directors approved the next phase of engineering and regulatory development program for the circulatory support system being developed by its majority owned subsidiary, Myotech, LLC, agreed on implementing this strategic initiative, and released $2 million for the next phase of engineering and regulatory work towards commercialization. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. In accordance with Regulation FD, this current report is being filed to publicly disclose all information that was provided in its press release. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Exhibits
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 23, 2008, issued by Biophan Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Dated: April 23, 2008	By:	/s/ John F. Lanzafame
Name: John F. Lanzafame
Title: Chief Executive Officer